Exhibit 10.30.1
FIRST AMENDMENT TO THE SUPPORT AGREEMENT
          THIS FIRST AMENDMENT to the Support Agreement (this “Amendment”), dated August 12, 2005, by and among Dobson Communications Corporation, an Oklahoma corporation (the “Company”), and the undersigned beneficial owners, or investment managers or advisors for the beneficial owners, of the Preferred Stock identified on Schedule A to the Support Agreement and each other beneficial owner (or investment managers or advisors for the beneficial owners) of Preferred Stock that executes or has executed a counterpart signature page to the Support Agreement (such parties on Schedule A, as it may be supplemented from time to time, collectively, the “Preferred Stockholders,” and each, individually, a “Preferred Stockholder”).
          WHEREAS, the Company and the Preferred Stockholders have previously executed that certain Support Agreement, dated June 29, 2005, among the Company and the Preferred Stockholders (the “Support Agreement”); and
          WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Support Agreement; and
          WHEREAS, the Company and the Preferred Stockholders have agreed to amend the Support Agreement, on and subject to the terms hereinafter set forth;
          NOW, THEREFORE, in consideration of the respective covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1.      Amendment to Section 6. Effective as of the date hereof, clause (f) of Section 6 shall be amended and restated to read in its entirety as follows:
           “(f) that it will not consummate the Exchange Offer unless the representation contained in Section 11(c) is true and correct on the date of such consummation and it has provided the Preferred Stockholders’ counsel with the Officer’s Certificate.”
          2.      Amendment to Section 11. Effective as of the date hereof Section 11 of the Agreement shall be amended by (a) deleting the words “;and” at the end of clause (a)(vi) thereof and inserting a period in lieu thereof and deleting clause (a)(vii) thereof in its entirety and (b) adding a new clause 11(c) as follows:
          "(c) The Company represents and warrants to the other signatories to this Agreement that the S-1 and S-4 Registration Statements do not contain any misstatement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.”

          3.      Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          4.      Governing Law. This Amendment shall be governed in all respects by the laws of the State of New York (without reference to the conflict of laws provisions thereof)..
          5.      Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and cannot be modified or amended except in writing signed by the parties hereto.
[Remainder of page left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

DOBSON COMMUNICATIONS CORPORATION
By:	/s/ Ronald L. Ripley
	Name:	Ronald L. Ripley
	Title:	Sr. Vice President

JMB CAPITAL PARTNERS
By:	/s/ Ron Silverton
	Name:	Ron Silverton
Title:

COBALT CAPITAL MANAGEMENT, INC.
By:	/s/ Wayne Cooperman
	Name:	Wayne Cooperman
	Title:	President